WINSTEAD
                                   SECHREST
                                   & MINICK
Suite 2400
910 Travis Street          A Professional Corporation             (713) 650-8400
Houston, Texas 77002-5895   Attorneys & Counselors     Telecopier (713) 650-2400



DALLAS, HOUSTON, AUSTIN                                Direct Dial: 713/650-2753
MEXICO CITY                                               cparker@winstead.com



                              September 15, 1998



Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

Gentlemen:

      This opinion is given in connection with the filing by Consolidated Graphics, Inc. ("CGX") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 with respect to an aggregate of 364,543 shares of the common stock, $.01 par value, of CGX (the "Common Stock"). All of such shares (the "Shares") are being sold by selling stockholders.

      We have acted as counsel for CGX in connection with the filing of the Registration Statement. In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of CGX, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates, comparable documents or the representations of officers and representatives of CGX and of the selling stockholders.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

Consolidated Graphics, Inc.
September 15, 1998
Page 2

      We consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

      This opinion is rendered solely for your benefit in connection with the transactions described above. Except as set forth above, this opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                    Very truly yours,

                                    /s/ WINSTEAD SECHREST & MINICK P.C.

                                    WINSTEAD SECHREST & MINICK P.C.